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                                                                       EXHIBIT 5

                              ITT INDUSTRIES, INC.
                              4 West Red Oak Lane
                             White Plains, NY 10604

                                                               December 20, 1995
ITT Industries, Inc.
4 West Red Oak Lane
White Plains, NY 10604

Dear Sirs:

     I am familiar with the ITT Industries Investment and Savings Plan for Salaried Employees (the "Investment and Savings Plan") of ITT Industries, Inc., an Indiana corporation ("ITT Industries"), under which 6,000,000 shares of ITT Industries common stock, par value $1 per share, have been authorized initially for issuance (the "Shares"). I have acted as counsel to ITT Industries in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of Post-Effective Amendment No. 7 to Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of the Shares. In this connection, I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinion expressed herein.

     Based upon the foregoing, I am of the opinion that Shares have been duly authorized for issuance under the Investment and Savings Plan by all proper corporate action and, when such Shares have been issued pursuant to the provisions of the Investment and Savings Plan as set forth in the Registration Statement and ITT Industries' policies relating thereto, and any conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                  Very truly yours,


                                  /s/ ROBERT W. BEICKE
                                      Robert W. Beicke
                                      Vice President, Associate General Counsel
                                      and Assistant Secretary